FIRST AMENDMENT TO
                             DISTRIBUTION AGREEMENT

         THIS AMENDMENT, dated as of the 29th day of April, 2005, by and between Julius Baer Investment Funds, a Massachusetts Trust (the "Trust"), and Quasar Distributors, LLC ("Quasar"), as parties to the Distribution Agreement dated July 19, 2004 (the "Agreement")

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein;

         NOW THEREFORE, pursuant to section 10 of the Agreement, parties hereby amend the Agreement as follows:

         Effective as of the date of this Amendment, Exhibit A of the Agreement shall be replaced in its entirety by the Amended Exhibit A ("Amended Exhibit A") attached herein.

               The Agreement, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.



JULIUS BAER INVESTMENT FUNDS                       QUASAR DISTRIBUTORS, LLC

By:  /s/ TONY WILLIAMS /S/CRAIG M. GIUNTA          By: /s/ JAMES R. SCHOENIKE
     ------------------------------------             ------------------------
     Tony Williams/Craig M. Giunta                    James R. Schoenike
Tony Williams/Craig M. Giunta                      Title: President






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                                     AMENDED
                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTION AGREEMENT


                                   FUND NAMES


                               SEPARATE SERIES OF
                          JULIUS BAER INVESTMENT FUNDS



                                 NAME OF SERIES
                                 --------------

                      Julius Baer International Equity Fund
                    Julius Baer International Equity Fund II
                       Julius Baer Total Return Bond Fund
                     Julius Baer Global High Yield Bond Fund